UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):   May 24, 2011

Silverstar Mining Corp.
(Exact Name of Registrant as Specified in its Charter)

 Commission File Number: 333-140299

Nevada	N/A
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification No.)
350 East 82nd Street
Suite 16D
New York, NY  10028
(Address of Principal Executive Offices, Including Zip Code)

184-991 Hornby Street
Vancouver, British Columbia V6Z IV3
(Form Name or Former Address)

917.531.2856
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

FORWARD-LOOKING STATEMENTS

    The statements contained in this Form 8-k are not historical fact are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The forward-looking statements contained herein are based on current expectations that involve a number of risks and uncertainties.  These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  The Company wishes to caution the reader that its forward-looking statements that are historical facts are only predictions.  No assurances can be given that the future results indicated, whether expressed or implied, will be achieved.  While sometimes presented with numerical specificity, these projections and other forward-looking statements are based upon a variety of assumptions relating to the business of the Company, which, although considered reasonable by the Company, may not be realized.  Because of the number and range of assumptions underlying the Company’s forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond the reasonable control of the Company, some of the assumptions inevitably will not materialize, and unanticipated events and circumstances may occur subsequent to the date of this report.  These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information.  Therefore, the actual experience of the Company and the results achieved during the period covered by any particular forward-looking statements may differ substantially from those projected.  Consequently, the inclusion of forward-looking statements should not be regarded as a representation by the Company or any other person that these estimates and projections will be realized.  The Company’s actual results may vary materially.  There can be no assurance that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

Item 1.Business

SilverStar Mining Corp. (‘we”, “our” the “Company”) has recently acquired mining claims in British Columbia, Canada.  In order to assist you in your understanding of our current and planned operations we are providing you with the following information:

 Metric Conversion Table

CONVERSION FACTORS AND ABBREVIATIONS

For ease of reference, the following conversion factors are provided:

1 acre	= 0.4047 hectare	1 mile	= 1.6093 kilometers
1 foot	= 0.3048 meter	1 troy ounce	= 31.1035 grams
1 gram per metric tonne	= 0.0292 troy ounce/ short ton	1 square mile	= 2.59 square kilometers
1 short ton (2000 pounds)	= 0.9072 tonne	1 square kilometer	= 100 hectares
1 tonne	= 1,000 kg or 2,204.6 lbs	1 kilogram	= 2.204 pounds or 32.151 troy oz
1 hectare	= 10,000 square meters	1 hectare	= 2.471 acres

The following abbreviations may be used herein:

Au	= gold	m2	= square meter
G	= gram	m3	= cubic meter
g/t	= grams per tonne	Mg	= milligram
Ha	= hectare	mg/m3	= milligrams per cubic meter
Km	= kilometer	T or t	= tonne
Km2	= square kilometers	Oz	= troy ounce
Kg	= kilogram	Ppb	= parts per billion
M	= meter	Ma	= million years

GLOSSARY OF MINING TERMS

The following mining terms are used throughout this Form 8-k:

 SEC Industry Guide 7 Definitions

Exploration stage	An “exploration stage” prospect is one which is not in either the development or production stage.

Development stage
A “development stage” project is one which is undergoing preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Mineralized material3	The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Probable reserve
The term “probable reserve” refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production stage	A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Proven reserve
The term “proven reserve” refers to reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reserve
The term “reserve” refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. (“Bankable standards” implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

 Additional Definitions

Alteration – any change in the mineral composition of a rock brought about by physical or chemical means

Assay – a measure of the valuable mineral content

Diamond drilling – rotary drilling using diamond-set or diamond-impregnated bits, to produce a solid continuous core of rock sample

Dip – the angle that a structural surface, a bedding or fault plane, makes with the horizontal, measured perpendicular to the strike of the structure

Disseminated – where minerals occur as scattered particles in the rock

Fault – a surface or zone of rock fracture along which there has been displacement

Feasibility study – a comprehensive study of a mineral deposit in which all geological, engineering, legal, operating, economic, social, environmental and other relevant factors are considered in sufficient detail that it could reasonably serve as the basis for a final decision by a financial institution to finance the development of the deposit for mineral production

Formation – a distinct layer of sedimentary rock of similar composition

Geochemistry– the study of the distribution and amounts of the chemical elements in minerals, ores, rocks, solids, water, and the atmosphere

Geophysics – the study of the mechanical, electrical and magnetic properties of the earth’s crust

Geophysical surveys – a survey method used primarily in the mining industry as an exploration tool, applying the methods of physics and engineering to the earth’s surface

Geotechnical – the study of ground stability

Grade – quantity of metal per unit weight of host rock

Heap leach – a mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed to dissolve metals i.e. gold, copper etc.; the solutions containing the metals are then collected and treated to recover the metals

Host rock – the rock in which a mineral or an ore body may be contained

In-situ – in its natural position

Lithology – the character of the rock described in terms of its structure, color, mineral composition, grain size and arrangement of tits component parts, all those visible features that in the aggregate impart individuality to the rock

Mapped or geological mapping – the recording of geologic information including rock units and the occurrence of structural features, and mineral deposits on maps

Mineral – a naturally occurring inorganic crystalline material having a definite chemical composition

Mineralization – a natural accumulation or concentration in rocks or soil of one or more potentially economic minerals, also the process by which minerals are introduced or concentrated in a rock

National Instrument 43-101 or NI 43-101 – standards of disclosure for mineral projects prescribed by the Canadian Securities Administrators

Outcrop – that part of a geologic formation or structure that appears at the surface of the earth

Open pit or open cut – surface mining in which the ore is extracted from a pit or quarry, the geometry of the pit may vary with the characteristics of the ore body

Ore – mineral bearing rock that can be mined and treated profitably under current or immediately foreseeable economic conditions

Ore body – a mostly solid and fairly continuous mass of mineralization estimated to be economically mineable

Ore grade – the average weight of the valuable metal or mineral contained in a specific weight of ore i.e. grams per tonne of ore

Oxide – gold bearing ore which results from the oxidation of near surface sulfide ore

Preliminary assessment – a study that includes an economic analysis of the potential viability of Mineral Resources taken at an early stage of the project prior to the completion of a preliminary feasibility study

QA/QC – Quality Assurance/Quality Control is the process of controlling and assuring data quality for assays and other exploration and mining data

Quartz – a mineral composed of silicon dioxide, SiO2 (silica)

RC (reverse circulation) drilling – a drilling method using a tri-cone bit, during which rock cuttings are pushed from the bottom of the drill hole to the surface through an outer tube, by liquid and/or air pressure moving through an inner tube

Rock – indurated naturally occurring mineral matter of various compositions

Sampling and analytical variance/precision – an estimate of the total error induced by sampling, sample preparation and analysis

Sediment – particles transported by water, wind or ice

Sedimentary rock – rock formed at the earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited

Strike – the direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal

Strip – to remove overburden in order to expose ore

Sulfide – a mineral including sulfur (S) and iron (Fe) as well as other elements; metallic sulfur-bearing mineral often associated with gold mineralization

Corporate History:

We were incorporated under the laws of the State of Nevada on December 5, 2003 under the name “Computer Maid, Inc.”. On February 13, 2006, we changed our name from “Computer Maid, Inc.” to “Rose Explorations Inc.”.

            In February 2006, we acquired the Rose Prospect Lode Mining Claim in Clark County Nevada and in June 2006, we staked the Rose Prospect II Lode Mining Claim adjacent to the west of the Rose Lode Claim to cover other indicated mineralized zones observed in that area.   After further investigation, management determined that these claims were not commercially viable.

On March 4, 2008, we completed a merger with our subsidiary, Silverstar Mining Corp., a Nevada corporation. As a result, we have changed our name from “Rose Explorations Inc.” to “Silverstar Mining Corp.” We changed the name of our company to better reflect the direction and business of our company.

           In addition, on March 4, 2008 we effected a three (3) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 225,000,000 shares of common stock with a par value of $0.001.

            On March 31, 2008, we entered into a joint venture agreement with New Jersey Mining Co. to acquire a 50% interest in the Silver Strand silver mine located in the Coeur d’Alene Mining District.  The joint venture was not successful.

On September 2, 2008, we entered into a letter of intent with Gold Canyon Partners, LLP pursuant to which we have agreed to purchase a 100% interest in a mining property commonly known as the Cobalt Canyon Gold Project, in the Chief District, located in Lincoln County, Nevada.  We did come to terms on a definitive agreement.

Item 2.01.Completion of Acquisition or Disposition of Assets

On May 16, 2011 our recently formed, wholly owned subsidiary, Silverstar Mining Canada, Inc., (“SMCI”) acquired three mining claims encompassing approximately 1,006 hectares in British Columbia, Canada.  In consideration for the transfer of the mining claims, we paid the transferor $10,000 and will issue the transferor two million shares of our common stock.

           The mineral claims are located in the Caribou Mining District in east-central British Columbia,
Canada.  [Missing Graphic Reference]

There are no probable or proven reserves of any kind located on the mining claims.

  PROPERTY LOCATION AND ACCESS

            There is a growing infrastructure in the region as more of its resources are being exploited by various sized peers and competitors in the area.
    The SMCI mineral tenures are located within 65 km northeast of Quesnel, British Columbia, in an area that in part has been logged and re-planted.  Access is by forestry road to the vicinity of the Willow River: the tenures lie both east and west of that river. The bridge across Willow River is located approximately 1250 metres upstream from the south boundary and a logging branch road follows the east side of Willow River.  The total area is 1006 hectares.

We have not conducted any feasibility studies on the mining claims.  However, contiguous and other properties in the immediate vicinity indicate deposits of gold, silver and copper.

In order to determine the commercial viability of the mining claims and commence operations,  a team of professionals is to be assembled to obtain further   detail of potential yield.  Independent consultants estimate that a work program should be done on its major fault structure and could be implemented for up to $150,000.  Initial work would be studying historical information on the area, the trend line and sampling.  The sampling analysis will direct management on subsequent investment of resources.  The sampling program can be achieved with a projected investment of $25,000 up to $75,000 depending on the success of early stage sampling and the amount of samples ultimately taken and evaluated.  A drilling program is estimated to cost roughly $500,000.

GEOLOGY:

Soils present on the SMCI property are mostly residual soils developed over clay-rich glacial-fluvial deposits that were deposited in the waning stages of Quaternary glaciations. Such deposits are inherently inhomogeneous and include materials that have been transported en masse by glacier and stream movement, with periodic episodes of ice ponding during which fine rock flour and silt particles accumulated in quiescent lakes and ponds. During and following de-glaciation, large water flows coupled with post-glacial elastic crustal rebounding modified the landscape to create terrain that approximates that of today. Despite research and various terrain studies, traditional geochemical survey methods have been mostly unsuccessful in relating geochemical analyses to mineral deposits.   Multimode interference (“MMI”) techniques, initially developed to help explore in areas of deep chemical weathering, were modified to be applicable to many different soil types and have proven successful in recognizing metallic mineralization beneath glacial gravels, sands, and lake clays, as well as wet and sandy organic rich soils.  There are many fully licensed laboratories that offer MMI analytical methods, including proprietary extractants specifically designed to treat a variety of multi-element packages. The MMI extractant has the broadest application and is well suited to reconnaissance and early-stage sampling that can be conducted on the SMCI property.

The SMCI mining claims are on trend with one primary peer in the region, Barkerville Gold Mines, Ltd.  In May 2010, Barkerville confirmed disseminated gold mineralization at various depths up to 250 ft.  There is further exploration planned at new deeper depths along the same trend line (Bonanza Ledge).  The discovery of this Bonanza Ledge has implication for future exploration and represents a viable and previously unexplored target and promise for the region.

Location of property is further shown in the following map:

[Missing Graphic Reference]

There is no history of drilling on this land that we have identified.  An immediate neighbor, Touchdown Resources has recently finished a sampling program on their property contiguous to the Company’s property.

    There is active drilling in the vicinity from Barkerville Gold Mines, Ltd. (BGM.V).   Barkerville,  along with many other peers in the area.

The Silverstar claim is approximately 7 to 15 kilometers away from Barkerville.  To the south of our property is Tiex, Inc. (TIX.V), nearby is Hawthorne Gold Corp. (HGC.V), Rogers Gold Corp., Barker Minerals, Ltd. (BML.V), next to our property is Touchdown Resources (TDW.V), and the west side of our property is currently occupied by Richfield Ventures Corp. (RCV.V).

Item 1(a)  Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, out business, financial condition or results of operations may be materially adversely affected.  In such case, the trading price of our common stock could decline and shareholders could lose all or part of their investment.

Risks related to our business operations:

We have not generated revenues from operations. We have a history of losses and losses are likely to continue in the future.

We have incurred significant losses in the past and we will likely continue to incur losses in the future unless our drilling program proves successful. Even if drilling program is successful, there can be no assurance that we will be able to commercially exploit these resources, generate further revenues or generate sufficient revenues to operate profitably.

We may not be able to generate revenue sufficient to maintain operations

We have incurred significant losses since inception and there can be no assurance that we will be able to reverse this trend. Even if we are able to successfully identify commercially exploitable gold and silver reserves, there is no assurance that we will have sufficient financing to exploit these reserves, generate revenues or find a willing buyer for the properties.

Exploration for economic deposits of gold and silver is speculative.

            Our business is very speculative since there is generally no way to recover any of the funds expended on exploration unless the existence of commercially exploitable reserves are established and the Company can exploit those reserves by either commencing drilling operations, selling or leasing its interest in the property, or entering into a joint venture with a larger e company that can further develop the property. Unless we can establish and exploit reserves before our funds are exhausted, we will have to discontinue operations, which could make our stock valueless.

The gold and silver industry is highly competitive and the success and future growth of our business depend upon our ability to remain competitive in identifying and developing properties with sufficient reserves for economic exploitation.

The gold and silver industry is highly competitive and fragmented with limited barriers to entry, especially at the exploratory stages. We compete in national, regional and local markets with large multi-national corporations and against start-up operators hoping to identify precious metals. Some of our competitors have significantly greater financial resources than we do. This puts us at a competitive disadvantage if we choose to further exploit drilling opportunities.

Our management has no experience in mining operations.

Our current management has never been involved in the exploration or mining business.   As such, there is substantial doubt whether management has the expertise to effectively run our business and implement our business plan.  As such, we will have to retain additional officers or board members who have experience in the mining sector.   Alternatively, we will have to rely on consultants or other third party suppliers.   Reliance on outside consultants will require the expenditure of significant sums of money which we do not have.  As such, the successful launch of an exploratory drilling program remains in doubt.

We will require additional financing to continue our operations.

We will require significant working capital to undertake our exploration program.   There can be no assurance that we will be able to secure additional funding to meet our objectives or if we are able to identify funding sources, that the funding will be available on terms acceptable to the Company. Should this occur, we will have to significantly reduce our drilling and mining programs.

 We may not identify proven reserves to develop any of our properties and our estimates may be inaccurate.

There is no certainty that any expenditures made in our exploration program will result in discoveries of commercially recoverable quantities of gold or silver.   Most exploration projects do not result in the discovery of commercially extractable deposits of gold or silver and no assurance can be given that any particular level of recovery will in fact be realized or that any identified leasehold interest will ever qualify as a commercially developed. Estimates of reserves, deposits and production costs can also be affected by such factors as environmental regulations and requirements, weather, unexpected or unknown results when we re-enter a well, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Material changes in estimated reserves, exploration and mining costs may affect the economic viability of any project.

We have no proven reserves.

Our leasehold interests are without known bodies (reserves) of commercial gold or silver.  Development of these properties will follow only upon obtaining satisfactory exploration results. The long-term profitability of the Company’s operations will be in part directly related to the cost and success of its exploration and mining programs.  Mining for gold and silver and other base metals is a highly speculative business, involving a high degree of risk. Few properties which are explored are ultimately developed into producing mines.  There is no assurance that our exploration program will result in any discoveries of commercial quantities of gold or silver.   There is also no assurance that, even if commercial quantities of gold or silver are discovered, a mine can be brought into commercial production. Production/discovery of gold and silver is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mine is also dependent upon a number of factors, many of which are beyond the Company’s control, such as worldwide economy, the price of gold and silver, government regulations, including regulations relating to royalties, allowable production and environmental protection.

During our operations we may experience certain unanticipated conditions may arise or unexpected or unusual events may occur, including fires, floods, or earthquakes. It is not always possible to fully insure against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they may reduce or eliminate any future profitability and may result in a decline in the value of the securities of the Company.

 We have no history as a company engaged in the mining business.

We have no history of earnings or cash flow from mining activities.  If we identify proven reserves and  are able to proceed to production, commercial viability will be affected by factors that are beyond our control such as the particular attributes of the deposit, the fluctuation in the prices of gold and silver, the cost of construction and operating a mining operation,  the availability of economic sources for energy, government regulations including regulations relating to prices, royalties, restrictions on production, quotas on exploration,  as the costs of protection of the environment.

 Our estimates of resources are subject to uncertainty.

            Estimates of resources are subject to considerable uncertainty. Such estimates are arrived at using standard acceptable geological techniques, and are based on the interpretations of geological data obtained from drill holes and other sampling techniques. Engineers use feasibility studies to derive estimates of cash operating costs based on anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore bodies, expected recovery rates of metal from ore, comparable facility and operating costs and other factors. Actual cash operating costs and economic returns on projects may differ significantly from the original estimates, primarily due to fluctuations in the current prices of metal commodities extracted from the deposits, changes in fuel costs, labor rates, changes in permit requirements, and unforeseen variations in the characteristics of the ore body. Due to the presence of these factors, there is no assurance that any geological reports will accurately reflect actual quantities of gold or silver  that can be economically processed and mined by us.

 We face many operating hazards.

The development and operation of a mining property involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include, among other things, ground fall, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other accidents. Such occurrences may result in work stoppages, delays in production, increased production costs, damage to or destruction of mines and other producing facilities, injury or loss of life, damage to property, environmental damage and possible legal liability for such damages.

We will be subject to compliance with government regulation that may increase the anticipated cost of those operations.

There are significant governmental regulations that materially restrict mineral property operations.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land, in order to comply with these regulations.  .  Permits and regulations will control all aspects of our exploration program. Examples of regulatory requirements include:

(a)	Water discharge will have to meet drinking water standards;

(b)	Dust generation will have to be minimal or otherwise re-mediated;

(c)	Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

(d)	An assessment of all material to be left on the surface will need to be environmentally benign;

(e)	Ground water will have to be monitored for any potential contaminants;

(f)	The socio-economic impact of our operation of the Property will have to be evaluated and, if deemed negative, will have to be re-mediated; and

(g)	There may have to be an impact report of the work on the local fauna and flora, including a study of potentially endangered species.

We do not maintain liability insurance.

    We do not maintain liability insurance. As such, if we are found liable for any action, whether intentional or unintentional, we will be required to satisfy the liability with our own funds.  Currently we have nominal assets and any monetary award would likely result in the close of our operations.  Even assuming a significant increase in our assets and we secure liability insurance, the amount of the coverage may be insufficient to cover to insure against any award.   Since the Company may not be able, or may elect not to insure, this may result in a material adverse change in the Company’s financial position. The nature of these risks is such that liabilities may exceed policy limits, in which event the Company would incur substantial uninsured losses.

We face fluctuating gold and silver prices.

     The price of gold and silver has experienced significant price movements over short periods of time and is affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (including, the U.S. dollar relative to other currencies) interest rates, global or regional consumption patterns, speculative activities and increases in production due to improved exploration and production methods. The supply of and demand for gold and silver are affected by various factors, including political events, economic conditions and production costs in major producing regions.

Environmental and Occupational Regulations will impact our operations.

     We are subject to various federal, provincial, and local international laws and regulations concerning occupational safety and health as well as the discharge of materials into, and the protection of, the environment. Environmental laws and regulations relate to, among other things:
• assessing the environmental impact of our exploration and mining activities;
• the generation, storage, transportation and disposal of waste materials;
• the emission of certain gases into the atmosphere;
• the monitoring, abandonment, reclamation and remediation of our mining claims, including sites of former operations; and
• the development of emergency response and contingency plans.

The costs of environmental protection and safety and health compliance are significant.  Compliance with environmental, safety and health initiatives can be costly.  There is no assurance that we will be able to comply with these regulations.  If we cannot comply with these regulations, we will be forced to cease all operations in which case you will lose your entire investment.  We cannot predict with any reasonable degree of certainty our future exposure concerning such matters.

Public policy, which includes laws, rules and regulations, can change

Our operations are generally subject to federal and provincial rules and regulations. In addition, we are also subject to the laws and regulations of local governments. Pursuant to public policy changes, numerous government departments and agencies have issued extensive rules and regulations binding on the mining industry and its individual members, some of which carry substantial penalties for failure to comply. Changes in such public policy have affected, and at times in the future could affect, our operations. Political developments can restrict production levels, enact price controls, change environmental protection requirements, and increase taxes, royalties and other amounts payable to governments or governmental agencies. Existing laws and regulations can also require us to incur substantial costs to maintain regulatory compliance. Our operating and other compliance costs could increase further if existing laws and regulations are revised or reinterpreted or if new laws and regulations become applicable to our operations. Although we are unable to predict changes to existing laws and regulations, such changes could significantly impact our profitability, financial condition and liquidity, particularly changes related to hydraulic fracturing, income taxes and climate change as discussed below.

Drilling operations are hazardous, raise environmental concerns and raise insurance risks.

Drilling operations are by their nature subject to a variety of risks, such as, flooding, environmental hazards, the discharge of toxic chemicals and other hazards. Such occurrences may delay development or production, increase production costs or result in a liability. We may not be able to insure fully or at all against such risks, due to political or other reasons, or we may decide not to take out insurance against such risks as a result of high premiums or other reasons. We intend to conduct our business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations. Environmental hazards may exist on properties in which we hold an interest which are unknown to us and may have been caused by prior owners. Changes to drilling and mining laws and regulations could require additional capital expenditures and increase operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain operations uneconomic.

If we are unable to obtain all of our required governmental permits, our operations could be negatively impacted.

            Our future operations, including exploration and development activities, required permits from various governmental authorities. Such operations are and will be governed by laws and regulations governing prospecting, development,   production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to acquire all required licenses or permits or to maintain continued operations at our properties.

We are subject to numerous environmental and other regulatory requirements.

All phases of drilling and exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect our operations. As well, environmental hazards may exist on a property in which we hold an interest that was caused by previous or existing owners or operators of the properties and of which the Company is not aware at present.

Government approvals and permits are required to be maintained in connection with our drilling and exploration activities.  We will require permits for our operations and there is no assurance that delays will not occur in connection with obtaining all necessary renewals of such permits for the existing operations or additional permits for any possible future changes to the Company’s operations, including any proposed capital improvement programs. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions there under, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in drilling operations may be required to compensate those suffering loss or damage by reason of our activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the Company resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

There is no assurance that there will not be title or boundary disputes.

Although we have investigated the right to explore and exploit our properties and obtained records from government offices, this should not be construed as a guarantee of title. Other parties may dispute the title to any of our properties or that any property may be subject to prior unregistered agreements and transfers.  The title may be affected by undetected encumbrances or defects or governmental actions. Should this occur, we face significant delays, costs and the possible loss of any investments or commitment of capital.

Local infrastructure may impact our exploration activities and results of operations.

Our activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges and power and water supplies are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage or government or other interference in the maintenance or provision of such infrastructure could adversely affect the activities and profitability of the Company.

Because of the speculative nature of exploring and/or mining for gold and silver, there is significant risks that our business will fail.

            Gold and silver exploration is extremely risky. We cannot provide any assurances that our activities will result in commercially exploitable reserves of gold and silver.  Exploration for gold and silver is a speculative venture necessarily involving substantial risk. Any expenditure that we make may not result in the discovery of commercially exploitable reserves.

The market for gold and silver is volatile.  This will have a direct impact on the Company’s revenues (if any) and profits (if any) and will probably have an adverse affect on our ongoing operations.

            The price of both gold and silver has fluctuated significantly over the past few years. This has contributed to the renewed interest in gold and silver exploration. However, in the event that the price of either gold or silver falls, the interest in exploratory ventures may decline and the value of the Company’s business could be adversely affected.

 We are in competition with companies that are larger, more established and better capitalized than we are.

 Many of our potential competitors have:

●	greater financial and technical resources;

●	longer operating histories and greater experience in gold and silver
We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls remediated timely.

            Pursuant to rules of the Securities and Exchange Commission (the “SEC”) implemented pursuant to Section 404 of the Sarbanes-Oxley Act, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on the operating effectiveness of that public company’s internal control over financial reporting.

            Pursuant to Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release 33-8934 on June 26, 2008, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  Furthermore, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of our management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with our management certification and auditor attestation requirements.

            In the event we identify control deficiencies that we cannot remedy in a timely manner, or if we are unable to receive an unqualified attestation report from our independent registered public accounting firm with respect to our internal control over financial reporting, investors and others may lose confidence in the reliability of our financial statements, and the trading price of our common stock, if a market ever develops, and our ability to obtain any necessary financing could suffer.

Our officers have no experience in managing a public company.

            Our officers have no previous experience in managing a public company, and we do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our operations, we may identify other deficiencies that we may not be able to remedy in time to satisfy the requirements imposed by the Sarbanes-Oxley Act for compliance with that Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market for our common stock develops, could drop significantly.

 Our officers do not have employment agreements with us and could cease working for us at any time, causing us to cease our operations.

Our officers do not have employment agreements (written or verbal) with us.  In the absence of such employment agreements with restrictive covenants on the part of our officers, our officers could leave us at any time or commence working for a competitive business.  Furthermore, applicable law under which we operate may cast substantial doubt on the enforceability of any restrictive covenants that we may obtain from our officers in the future.  Accordingly, the continued services of our officers cannot be assured.  If our officers were to cease working for us, we may have to cease operations.

 Risks Related to Our Common Stock

The following risks are currently applicable to Paramount and will remain applicable to the combined company upon completion of the Transaction.
Our stock price may be volatile.

The market price of our common stock has been volatile. We believe investors should expect continued volatility in our stock price. Such volatility may make it difficult or impossible for you to obtain a favorable selling price for our shares.

We have a large number of authorized but unissued shares of our common stock.

We have a large number of authorized but unissued shares of common stock, which our management may issue without further stockholder approval, thereby causing dilution of your holdings of our common stock. Our management will continue to have broad discretion to issue shares of our common stock in a range of transactions, including capital-raising transactions, mergers and acquisitions and in other transactions, without obtaining stockholder approval, unless stockholder approval is required. If our management determines to issue shares of our common stock from the large pool of authorized but unissued shares for any purpose in the future, your ownership position would be diluted without your further ability to vote on that transaction.

Shares of our common stock may continue to be subject to price volatility and illiquidity because our shares may continue to be thinly traded and may never become eligible for trading on a national securities exchange.

While we may at some point be able to meet the requirements necessary for our common stock to be listed on a national securities exchange, we cannot assure you that we will ever achieve a listing of our common stock on a national securities exchange. Our shares are currently only eligible for quotation on the Over-The-Counter Bulletin Board, which is not an exchange. Initial listing on a national securities exchange is subject to a variety of requirements, including minimum trading price and minimum public “float” requirements, and could also be affected by the general skepticism of such markets concerning companies that are the result of mergers with inactive publicly-held companies. There are also continuing eligibility requirements for companies listed on public trading markets. If we are unable to satisfy the initial or continuing eligibility requirements of any such market, then our stock may not be listed or could be delisted. This could result in a lower trading price for our common stock and may limit your ability to sell your shares, any of which could result in you losing some or all of your investments.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of emerging growth companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

• changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;
• fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;
• changes in market valuations of similar companies;
• announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, ventures or capital commitments;
• variations in our quarterly operating results;
• fluctuations in related commodities prices; and
• additions or departures of key personnel.

As a result, the value of your investment in us may fluctuate.

 Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Our common stock may be subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

Compensation Arrangements

We have not established any type of compensation for Neil Kleinman, our sole officer and director.  Mr. Kleinman does not currently receive any compensation for serving as our sole officer and director.   It is anticipated that Mr. Kleinman will receive a combination of cash and equity in consideration for his services.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2011 for:

• each of our directors and executive officers;

• all of our directors and executive officers as a group; and

• any other beneficial owner of more than five percent (5%) of our outstanding common stock.

The following table sets forth certain information as of May 31, 2011 respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each current officer and director and Named Executive Officer, and (iii) by all executive officers and directors as a group.

Name	No. of Shares of Common Stock (1)	Percent of Class (2)
Neil Kleinman	5,000.000	11.85%

(1)	Represents the number of issued and outstanding shares of common stock owned by the shareholder following the

(2)	Based on 42,168,837 issued and outstanding shares of common stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  Actual results may differ materially from those included in the forward-looking statements.  You should not assume that the information contained in this report is accurate as of any date other than the date of this report.  Changes to the information contained in this report may occur after that date and the Company does not undertake any obligation to update the information unless required to do so by law.

General

We are a developmental stage company which hopes to exploit opportunities in the mining industry.

We recently acquired several mining claims in Vancouver, British Columbia.  None of the mining claims has any proven reserves.

Results of Operations for the Three and Six Months Ended March 31, 2011 and March 31, 2010.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Until we can identify an acquisition candidate or acquire assets, we have attempted to minimize our expenses.  The single largest expense items are attributable to legal and accounting fees incurred in connection with our reporting obligations under the Securities Exchange Act.

For the three and six months ended March 31, 2011  with respect to legal and accounting fees, we had a credit balance of $6,629 and $2,320 as compared to $13,204 and $18,950 for the three and six months ended March 31, 2010.  Legal and accounting fees since December 5, 2003 (“Inception”) totaled $192,266.

For the three months ended March 31, 2011 our only other significant line item expenses were $1,874 in bank charges and $1,625 in transfer agent fees.   For the six months ended March 31, 2011 we incurred   $4,500 in management fees,  $2,530 in transfer agent fees, $1,500 in rental costs and  $3,273 in bank charges and interest.

Our expenses for the three and six months ended March 31, 2010 were significantly greater than those incurred for the comparable periods in 2011.  Our single largest expenses for the three and six months ended March 31, 2010 was attributable to legal and accounting fees totaling $13,204 and $18,950 respectively.  We have eliminated rental expenses which were previously $1,500 and $3,000.   We have also eliminated management fees which totaled $4,500 and $9,000.  Also during 2010 we wrote down our mineral properties in the amount of $2,865 and $2,539 respectively.

For the three months ended March 31, 2011 we recorded a net profit of $2,632.   The sole reason for this profit is attributable to forgiveness of indebtedness.   For the six months ended March 31, 2011 we had a net loss of $(9,972) and for the three and six months ended March 31, 2010 we incurred a net loss of $(24,648) and $(39,274) respectively.  Net loss since Inception totaled $(1,474,762).

Liquidity and Capital Resources

Assets and Liabilities

At March 31, 2011 we had cash of $921 and liabilities totaling $98,162 as compared to $1,907 in cash and liabilities totaling $95,176 at September 30, 2010.   Outstanding demand notes increased from $35,184 to $70,757 and   accounts payable decreased from $20,374 to $250.    Moneys due related parties decreased from $22,500 to $9,290.

We had a working capital deficit of $97,141 at March 31, 2011 and a working capital deficit of $94,269 at September 30, 2010.    We have no revenues to satisfy these liabilities.  Unless we secure additional debt or equity financing, of which there can be no assurance,  or enter into some form of business combination, we may be forced to discontinue our limited operations.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for the year ended September 30, 2010, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern.

We anticipate that additional funding will be required in the form of debt or equity capital financing from the sale of our common stock.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through debt to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Item 3.02.	Unregistered Sale of Securities.

See “Item 1.01.Entry into a Material Definitive Agreement” above.

Section 5-Corporate Governance and Management

Item 5.06 Change in Shell Company Status

            As a result of the consummation of the lease assignments and  the successful drilling operations,  we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not Applicable: The Company did not acquire a business; rather, the Company acquired an asset.

(b)           Pro forma financial Statements.

Not Applicable

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1 Agreement of Purchase and Sale
AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT is made effective 16th day of May, 2011.

BETWEEN:

Jaime Mayo, Businessman, and having an office situate at
1024 Russell Drive, Highland Beach, FL 33487.

(hereinafter called the "Vendor")
OF THE FIRST PART

AND:
Silverstar Mining Canada, Inc.,
 a British Columbia Registered Company, and having an office situate at
46 Rockleigh Drive, Trenton, NJ 08628.

(hereinafter called the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.           The Vendor is the registered and beneficial owner of three claims located in the Province of British Columbia as more particularly described in Schedule “A”;

B.           The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to buy from the Vendor the Claims on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the premises, the mutual covenants and agreements herein contained to be kept and performed by each of the parties hereto, the parties hereto hereby agrees as follows:

1.           DEFINITIONS

1.1           For the purposes of this Agreement:

a.	"Claims" means the Claims more particularly described in Schedule “A”; and

b.	"Closing Date" means the earlier of May 16th, 2011 and the day that is the fifth business day following the date this Agreement;

2.           REPRESENTATIONS OF THE VENDOR

2.1           The Vendor represents and warrants to the Purchaser that:

a.	the Vendor is the registered and beneficial owner of a 100% interest in and to the Claims ;

b.
the Claims have been duly and validly located and recorded in accordance with applicable laws of the Province of  British Columbia and are valid and subsisting mineral claims under the Mineral Tenure Act of the Province of British Columbia;

c.	the Claims are free and clear of all liens, charges and encumbrances other than as referred to herein;

d.
the Vendor has the exclusive right to enter into this Agreement and to dispose of the Claims in accordance with the terms hereof, and no other person, firm or corporation has any proprietary possession or other interest in the Claims being transferred hereunder;

e.	all assessment work required to be filed against or with respect to the Claims, and all annual levies due and payable with respect to the Claims have been filed and paid;

f.
the entry into this Agreement by the Vendor will not cause or constitute a breach of any other agreement to which the Vendor is a party or may be bound, and will not constitute a violation of any order, rule or regulation which has or may have an effect on the Vendor;

h.
there is no litigation or administrative or governmental proceedings or enquiries pending or to the knowledge of the Vendor, threatened, relating to the Vendor, or the Claims, nor does the Vendor know or have any reasonable grounds for believing that there is any basis for any such actions, proceedings or enquiries.

2.2           The representations and warranties of the Vendor hereinbefore set out form a part of this Agreement and are true as at the date hereof and shall be true as of the Closing Date and are conditions upon which the Purchaser has relied in entering into this Agreement.

3.           REPRESENTATIONS OF THE PURCHASER

3.1           The Purchaser warrants and represents to the Vendor that:

a.	it is a body corporate, duly incorporated under the laws of British Columbia with full power and absolute capacity to enter into this Agreement; and,

b.	the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

c.	The Purchaser hereby agrees and acknowledges that it will be their responsibility to keep the claims in good standing on an annual basis until the claims are transferred.

3.2           The representations and warranties of the Purchaser hereinbefore set out form a part of this Agreement and are true as at the date hereof and shall be true as at the Closing Date and are conditions upon which the Vendors have relied in entering into this Agreement.

4.           PURCHASE AND SALE OF CLAIMS

4.1           Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Vendor, and the Vendor hereby agree to sell to the Purchaser, a 100% interest in and to the Claims for and in consideration of the sum of ten thousand dollars ($10,000) due and payable as follows:

a) the sum of $10,000 on execution of this agreement (which amount shall be non refundable); and
b) 2,000,000 shares of publically listed company if vended into one
c) a 2% NSR (Net Smelter Royalty) will be imposed upon the claims with 1% being purchasable for $1 million and an additional 0.5% being purchasable for $500,000.

4.2           The Share Consideration due and payable under paragraph 4.1 (b) shall consist of common shares of  the Purchaser
4.3           The price at which the Share Consideration shall be equal to the price at which the shares of the reporting issuer trade immediately before the date the reporting issuer makes an announcement that it has acquired the right to purchase the Claims or an interest therein.

5.           CLOSING DOCUMENTS

5.1           The Closing shall take place at 10:00 o'clock in the forenoon at the offices of the Purchaser, in the City of New York, or at such other place as the parties may mutually agree upon.

5.2
At the closing the Vendor shall deliver to the Purchaser registerable Deeds of Conveyance or transfers of mineral claims transferring a 100% right title and interest in and to the Claims to the Purchaser or its designees free and clear of all liens, charges, or encumbrances. Save and except for the reserved royalty provided for herein.

5.3           If and at the time the claims are transferred or assigned to a publically listed company the Public Company shall deliver the Share Consideration duly registered in the name of the Vendor or whom he deligates as his benificiary.

6.           SECURITIES ACT EXEMPTION

6.1           The Vendor acknowledges that the Share Consideration will be issued subject to such resale restrictions as may be prescribed by applicable securities laws in order for an exemption to be available for the distribution of the Share Consideration to the Vendor.

7.           DELIVERY OF LEGAL INFORMATION AND TECHNICAL DATA

7.1           The Vendor agrees to deliver to the Purchaser copies of all legal information, reports, and technical data in his possession relating to the Claims from time to time as requested by the Purchaser after execution of this Agreement and, in the event Closing does not take place as provided for herein, the Purchaser agrees to return such copies to the Vendor and agrees that it will have to maintain the confidentiality of all information contained therein.

8.           GENERAL

8.1           Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

8.2           The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

8.3           Time shall be of the essence of this Agreement.

8.4           The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

8.5           This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia.

8.6           All sums of money referred to herein are stated as payable in lawful money of United States of America.

8.7           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8.8           Each of the parties acknowledges having obtained independent legal advice from his or its own solicitor with respect to this Agreement prior to its execution and further acknowledges that he understands the terms, and his rights and obligations under this Agreement.

8.8           This Agreement, including any and all Schedules attached hereto, constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and may not be amended, modified or terminated unless in a written instrument executed by the party or parties sought to be bound.

8.10           This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.11           All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile or other electronic communication facility or by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made at the address for that party indicated on page 1 hereof, all with a copy to:

Jaime Mayo,
1027 Russell Drive
Highland Beach, FL 33487

Silverstar Mining Canada, Inc.
46 Rockleigh Drive
Trenton, NJ 08628
Facsimile: 609-771-1284

or to such other address as any party may designate by giving notice to the other parties hereto.

IN WITNESS WHEREOF this Agreement has been executed and delivered by the parties each to the other as of the day and year first above written.

SIGNED, SEALED AND DELIVERED by
Jaime Mayo in the
presence of:

___________________________________	__________________________
Witness	Jaime Mayo

__________________________________
Address

____________________________________
Postal Code

                            Silverstar Mining Canada, Inc.

        ________________________________

    Per:  Neil Kleinman

SCHEDULE “A”

Tenure No.	Claim Name	Owner	Tenure Type	Tenure Sub Type	Map #	Issue Date	Good to Date	Status	Area (ha)
844710	AHB AU 1	141289 (100%)	Mineral	Claim	093G	2011/jan/27	2012/jan/27	GOOD	483.884
844712	AHB AU 2	141289 (100%)	Mineral	Claim	093G	2011/jan/27	2012/jan/27	GOOD	483.5954
844714	AHB AU 3	141289 (100%)	Mineral	Claim	093G	2011/jan/27	2012/jan/27	GOOD	38.7202

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Silverstar Mining Corp.

Date: May 24 , 2011	By:	/S/ Neil Kleinman
Name: Neil Kleinman
Title: Chief Executive Officer